Exhibit 99.1

Innoviva Reports Second Quarter 2018 Financial Results

•                  Total net revenue rose 14.6% to $67.1 million compared with the second quarter of 2017.

•                  Net income attributable to Innoviva stockholders increased 55.4% from the second quarter of 2017 to $54.6 million, or $0.49 per diluted share.

•                  The Company intends to prepay $110 million of its Term B Loan.

BRISBANE, Calif., July 26, 2018— Innoviva, Inc. (NASDAQ: INVA) (the Company) today reported financial results for the second quarter ended June 30, 2018.

•                  Gross royalty revenues from Glaxo Group Limited (GSK) for the second quarter of 2018 included royalties of $57.5 million from global net sales of RELVAR®/BREO® ELLIPTA®, royalties of $10.7 million from global net sales of ANORO® ELLIPTA® and $2.4 million from global net sales of TRELEGY® ELLIPTA®.1

•                  Total operating expenses for the second quarter of 2018 were $4.4 million compared with $10.7 million in the second quarter of 2017 (which included $4.3 million in proxy contest and related legal costs).  Total non-cash operating expenses for the second quarter of 2018 included $1.5 million in stock-based compensation compared to $2.4 million in stock-based compensation for the second quarter of 2017.

•                  Net income attributable to Innoviva stockholders in the second quarter of 2018 was $54.6 million (or $0.49 per diluted share), up 55.4% from the second quarter of 2017.

•                  Net cash and cash equivalents, short-term investments and marketable securities totaled $107.5 million, and royalties receivable from GSK totaled $70.5 million as of June 30, 2018.

Geoffrey Hulme, interim Principal Executive Officer, stated: “RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA® continued to achieve record TRx market share in the U.S., reaching 21.3% and 18.3% at the end of the second quarter of 2018, respectively, despite second quarter U.S. net sales being unfavorably impacted by payer rebate adjustments related to prior periods. In addition, REVLAR®/BREO® ELLIPTA®  and ANORO® ELLIPTA® continued their strong product sales growth in non-US markets.  Meanwhile, this quarter we continued to streamline operations and reduce operating costs.  The Company’s newly elected board of directors and the management team remain focused on pursuing opportunities to maximize shareholder value.”

“Innoviva’s royalty-based financial model produced another quarter of strong cash flow generation. We believe a significant reduction in the balance of our Term B loan, which should meaningfully lower future interest expense, is the best use of our cash at this time.”

Recent Highlights

•                  GSK Net Sales:

•                  Second quarter 2018 net sales of RELVAR®/BREO® ELLIPTA® by GSK were $383.3 million, up 5.3% from $364.3 million in the second quarter of 2017, with $208.6 million in net sales from the U.S. market and $174.7 million from non-U.S. markets.

•                  Second quarter 2018 net sales of ANORO® ELLIPTA® by GSK were $163.9 million, up 49.0% from $110.0 million in the second quarter of 2017, with $111.8 million net sales from the U.S. market and $52.1 million from non-U.S. markets.

•                  Second quarter 2018 net sales of TRELEGY® ELLIPTA®  by GSK were $36.5 million. TRELEGY® ELLIPTA® was approved in September 2017.

•                  Product Updates:

•                  GSK announced in April 2018 the expanded label indication in the U.S. for TRELEGY®  ELLIPTA® in patients with COPD.

1 For TRELEGY ® ELLIPTA®, Innoviva is entitled to 15% of royalty payments made by GSK that are assigned to TRC, LLC.

About Innoviva

Innoviva, Inc. (referred to as “Innoviva”, the “Company”, or “we” and other similar pronouns) is focused on royalty management. Innoviva’s portfolio includes the respiratory assets partnered with Glaxo Group Limited (“GSK”), including RELVAR®/BREO® ELLIPTA® (fluticasone furoate/ vilanterol, “FF/VI”), ANORO® ELLIPTA® (umeclidinium bromide/ vilanterol, “UMEC/VI”) and TRELEGY® ELLIPTA® (the combination FF/UMEC/VI). Under the Long-Acting Beta2 Agonist (“LABA”) Collaboration Agreement, Innoviva is eligible to receive the associated royalty revenues from RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®. Innoviva is also entitled to 15% of royalty payments made by GSK under its agreements originally entered into with us, and since assigned to Theravance Respiratory Company, LLC (“TRC”), relating to TRELEGY® ELLIPTA® and any other product or combination of products that may be discovered and developed in the future under the LABA Collaboration Agreement and the Strategic Alliance Agreement with GSK (referred to herein as the “GSK Agreements”), which have been assigned to TRC other than RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®.

ANORO®, RELVAR®, BREO®, TRELEGY® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Forward Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Innoviva intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The words “anticipate”, “expect”, “goal”, “intend”, “objective”, “opportunity”, “plan”, “potential”, “target” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve substantial risks, uncertainties and assumptions. These statements are based on the current estimates and assumptions of the management of Innoviva as of the date of this press release and are subject to known and unknown risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Innoviva to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: expected cost savings; lower than expected future royalty revenue from respiratory products partnered with GSK; the commercialization of RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA® and TRELEGY® ELLIPTA® in the jurisdictions in which these products have been approved; the strategies, plans and objectives of Innoviva (including Innoviva’s growth strategy and corporate development initiatives beyond the existing respiratory portfolio); the timing, manner, amount and planned growth of anticipated potential capital returns to shareholders; the status and timing of clinical studies, data analysis and communication of results; the potential benefits and mechanisms of action of product candidates; expectations for product candidates through development and commercialization; the timing of regulatory approval of product candidates; and projections of revenue, expenses and other financial items. Other risks affecting Innoviva are described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Innoviva’s Annual Report on Form 10-K for the year ended December 31, 2017 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov. Additional factors may be described in those sections of Innoviva’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, to be filed with the SEC in the third quarter of 2018. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

INNOVIVA, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue:
Royalty revenue from a related party, net	$67,086	$58,341	$119,466	$98,612
Revenue from collaborative arrangements from a related party	—	221	—	442
Total net revenue (1)	67,086	58,562	119,466	99,054

Operating expenses:
Research and development	—	348	—	702
General and administrative	4,411	6,077	10,222	12,635
General and administrative - proxy contest and litigation costs	—	4,307	—	8,544
General and administrative - cash severance expenses	—	—	3,174	—
General and administrative - related party	—	—	2,700	—
Total operating expenses	4,411	10,732	16,096	21,881

Income from operations	62,675	47,830	103,370	77,173

Other income (expense), net	39	(786)	(3,060)	(739)
Interest income	380	306	771	542
Interest expense	(6,478)	(12,204)	(14,135)	(24,985)
Net income	56,616	35,146	86,946	51,991
Net income attributable to noncontrolling interest	1,990	—	2,739	—
Net income attributable to Innoviva stockholders	$54,626	$35,146	$84,207	$51,991

Basic net income per share attributable to Innoviva stockholders	$0.54	$0.33	$0.84	$0.48
Diluted net income per share attributable to Innoviva stockholders	$0.49	$0.30	$0.77	$0.46

Shares used to compute basic net income per share	100,873	107,614	100,739	107,468
Shares used to compute diluted net income per share	113,399	120,463	113,483	120,317

(1) Total net revenue is comprised of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Royalties from a related party	$70,542	$61,797	$126,378	$105,524
Amortization of capitalized fees paid to a related party	(3,456)	(3,456)	(6,912)	(6,912)
Royalty revenue	67,086	58,341	119,466	98,612
Strategic alliance - MABA program license	—	221	—	442
Total net revenue	$67,086	$58,562	$119,466	$99,054

INNOVIVA, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2018	2017
	(unaudited)	(1)
Assets
Cash, cash equivalents and marketable securities	$107,542	$129,075
Other current assets	71,118	71,294
Property and equipment, net	185	209
Capitalized fees paid to a related party, net	159,810	166,722
Other assets	37	37
Total assets	$338,692	$367,337

Liabilities and stockholders’ deficit
Other current liabilities	$1,662	$3,822
Accrued interest payable	5,115	5,920
Convertible subordinated notes, net	238,392	238,123
Convertible senior notes, net	127,381	124,158
Senior secured term loans, net	120,754	237,081
Other long-term liabilities	752	940

Innoviva stockholders’ deficit	(157,356)	(242,859)
Noncontrolling interest	1,992	152

Total liabilities and stockholders’ deficit	$338,692	$367,337

(1) The selected consolidated balance sheet amounts at December 31, 2017 are derived from audited financial statements.

INNOVIVA, INC.

Cash Flows Summary

(in thousands)

	Six Months Ended
	June 30,
	2018	2017
	(unaudited)
Net cash provided by operating activities	$101,639	$50,400
Net cash provided by investing activities	35,591	24,418
Net cash used in financing activities	(123,340)	(65,200)

Investor & Media Contacts:

Dan Zacchei / Alex Kovtun

Sloane & Company

212-446-9500

dzacchei@sloanepr.com / akovtun@sloanepr.com